As filed with the Securities and Exchange Commission on

July 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YAYYO, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3028414
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

433 N. Camden Drive, Suite 600

Beverly Hills, CA 90210

(Address of Principal Executive Offices)

YayYo, Inc. 2016 Equity Incentive Plan

(Full title of the plan)

Ramy El-Batrawi

Chief Executive Officer

YayYo, Inc.

433 N. Camden Drive, Suite 600

Beverly Hills, CA 90210, USA

Tel: (310) 926 2643

(Name, Address and Telephone Number of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Marc J. Ross, Esq.

Barrett S. DiPaolo, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

Tel: (212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [X]	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.000001 par value, reserved for issuance pursuant to the YayYo, Inc. 2016 Equity Incentive Plan	10,000,000	$0.25	$2,500,000.00	$324.50

(1)	Shares authorized for issuance pursuant to awards granted under the YayYo, Inc. 2016 Equity Incentive Plan (“Plan). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable under the Plan from time to time to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low sales prices per share of the Registrant’s Common Stock as reported on the OTC Pink Market on July 7, 2020, the date of which is within five business days prior to filing this Registration Statement.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participants in the plan as specified in Rule 428(b)(1) under the Securities Act, in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Registrant with the Commission are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 31, 2020; and its Quarterly Report for the three months ended March 31, 2020, filed with the Commission on May 18, 2020.

(b)	The Registrant’s reports on Form 8-K filed with the Commission on November 13, 2019, November 19, 2019, January 10, 2020, January 13, 2020, January 27, 2020, January 28, 2020, February 10, 2020, March 3, 2020, March 5, 2020, April 10, 2020, April 13, 2020, June 15, 2020; and

(c)	The description of the Registrant’s Common Stock in the Registrant’s Form S-1/A, filed with the Commission on June 7, 2018, including any exhibits thereto and any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all reports on Form 8-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post- effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and the Delaware General Corporation Law allow us to indemnify our directors and officers from certain liabilities. Our Amended and Restated Certificate of Incorporation provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of his acting as a director or officer of YayYo, Inc. (the “Corporation”) or any of its subsidiaries. The Corporation, with the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or any of its subsidiaries or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or any rules or regulations promulgated thereunder.

Our Amended and Restated Bylaws also provides that we shall have the power to indemnify each of our employees, officers, and agents (other than directors) against expenses (as defined in Section 145 of the DGCL), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 145 of the DGCL), arising by reason of the fact that such person is or was an employee, officer or agent of the Corporation. In addition, we may also enter into agreements with our directors providing contractually for indemnification consistent with our Articles and Bylaws.

We will only indemnify the individual in question if the relevant indemnitee acted honestly and in good faith with a view to the best interests of our company and, in the case of criminal proceedings, the indemnitee had no reasonable cause to believe that his conduct was unlawful. The decision of our directors as to whether an indemnitee acted honestly and in good faith and with a view to the best interests of our company and as to whether such indemnitee had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our charter, unless a question of law is involved.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the relevant indemnitee did not act honestly and in good faith and with a view to the best interests of our company or that such indemnitee had reasonable cause to believe that his conduct was unlawful.

We may also purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any indemnitee or who at our request is or was serving as a Director, officer or liquidator of, or in any other capacity is or was acting for, another Enterprise, against any liability asserted against the person and incurred by him in that capacity, as provided in our Bylaws.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Reference is made to the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 10-K at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of California, USA, on this 7th day of July, 2020.

YAYYO, Inc.

By:	/s/ Ramy El-Batrawi
Ramy El-Batrawi
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTED, that each director and officer of YAYYO, INC. whose signature appears below hereby appoints Ramy El-Batrawi and Ryan Saathoff, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective -amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Ramy El-Batrawi	Chief Executive Officer and Director	July 7, 2020
Ramy El-Batrawi	(Principal Executive Officer)

/s/ Ryan Saathoff	Chief Financial Officer, Director, and Secretary	July 7, 2020
Ryan Ssaathoff	(Principal Financial Officer and Principal Accounting Officer)

/s/ Stephen M. Sanchez	Chairman of the Board and Director	July 7, 2020
Stephen M. Sanchez

/s/ Harbant S. Sidhu	Director	July 7, 2020
Harbant S. Sidhu

/s/ Douglas M. Mox	Director	July 7, 2020
Douglas M. Mox

/s/ John P. O’Neill	Director	July 7, 2020
John P. O’Neill

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of YayYo, Inc. has signed this registration statement on July 7, 2020.

By:	/s/ Ramy El-Batrawi
Name:	Ramy El-Batrawi
Title:	Authorized Representative

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation and Bylaws of YayYo, Inc. (incorporated by reference to Form 10-K filed with the SEC on March 31, 2020)

5.1	Opinion of Sichenzia Ross Ference LLP, counsel to Registrant.

23.1	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)

23.2	Consent of AJ Robbins CPA LLC

24.1	Power of Attorney (included on the signature page)

99.1	YayYo, Inc. 2016 Equity Incentive Plan, (incorporated by reference to Form 10-K filed with the SEC on March 31, 2020)